TERMINATION AND TRANSFER AGREEMENT THIS TERMINATION AND TRANSFER AGREEMENT (the “Termination and Transfer Agreement”) is effective as of November 1st, 2018 and between LES LABORATOIRES SERVIER, a company duly organized and existing under the laws of France, having offices and principal place of business at 50 Rue Carnot, 92284 Suresnes Cedex, France and INSTITUT DE RECHERCHES INTERNATIONALES SERVIER, a company duly organized and existing under the laws of France, having offices and principal place of business at 50 Rue Carnot, 92284 Suresnes Cedex, France together, hereinafter referred to as “SERVIER” on the one hand, AND CTI BIOPHARMA CORP., a corporation organized and existing under the laws of Delaware, having offices and principal place of business at 3101 Western Ave., Suite 800, Seattle, WA 98121, United States of America and CTI LIFE SCIENCES LIMITED, a company duly organized and existing under the laws of England, having offices and principal place of business at Highlands House, Basingstoke Road, Spencers Wood, Reading, Berkshire RG7 1NT, United Kingdom together, hereinafter referred to as “CTI” on the other hand, SERVIER and CTI being hereinafter individually referred to as the “Party” and collectively referred to as the “Parties”. RECITALS A. On September 16th, 2014 SERVIER and CTI entered into an Exclusive License and Collaboration Agreement (the “Original Agreement”) pursuant to which the Parties 1 established a collaboration for the Development, Manufacturing and Commercialization of License Product, all as set forth therein. B. On April 21, 2017, the Parties entered into an Amended and Restated Exclusive License and Collaboration Agreement (the “A&R Agreement”) to reflect the transfer of commercial rights to SERVIER in all countries of the world except for the United States, and transfer the MA for the Licensed Compound in the European Union upon a PIX Positive Outcome. The Parties acknowledge that the A&R Agreement superseded and replaced the Original Agreement in its entirety. C. On July 2nd 2018 the Parties entered into an Amendment n°1 to the A&R Agreement, to modify Article 6.2.1 of the A&R Agreement, related to the conditions of an EU MA transfer. D. On 6 July 2018, CTI informed SERVIER of the results of the PIX306 Trial did not achieve statistically significant progression free survival (PFS) results and therefore did not meet the criteria for PIX Positive Outcome. E. In consideration of (i) no PIX Positive Outcome, and (ii) SERVIER’s intent to maintain, despite no PIX Positive Outcome, the Licensed Product available for the patients in its markets, the Parties have agreed to: a. Terminate the A&R Agreement for mutual convenience in its entirety (except as expressly provided herein); b. have CTI continue certain activities during the Transitional Time-Period (as defined hereinafter); c. define the agreed conditions of an asset purchase agreement to be signed by the Parties in case (a) of Positive EMA Position (as defined hereinafter) or, (b) if requested by SERVIER in the event there is no Positive EMA Position; and d. define the consequences of the termination of the A&R Agreement if SERVIER does not request an asset purchase agreement in case of no Positive EMA Position. The Parties to this Termination and Transfer Agreement, intending to be legally bound, hereby agree to the following terms and conditions: ARTICLE 1 DEFINITION Capitalized Terms used and not defined in this Termination and Transfer Agreement have the respective meaning ascribed thereto in the A&R Agreement.

ARTICLE 2 TERMINATION / RELEASES 2.1 SERVIER and CTI mutually agree to terminate the A&R Agreement as of the date hereof (the “Termination Date”) and, accordingly, except as expressly provided herein otherwise the A&R Agreement shall have no further effect except as expressly provided in Section 3.1. Such termination shall be effective as of the Termination Date and deemed to be a termination mutually agreed upon by and between CTI and SERVIER, and neither Party shall have any responsibility or liability of any kind as a result of this termination. The Parties hereby waive all rights to notice termination as may be otherwise provided under the A&R Agreement or Applicable Law. 2.2 The Parties anticipate that at the time (a) of entering into the Asset Purchase Agreement (as defined below) or (b) SERVIER notifying CTI that it does not desire to enter into the Asset Purchase Agreement, the Parties will consider in good faith providing each other a release of Claims that addresses the period between the Termination Date and such later date. ARTICLE 3 CONSEQUENCES OF TERMINATION 3.1 As an immediate consequence of such termination, the Parties agree as follow: A transition time-period (hereinafter the “Transition Time-Period”) is open from the Termination Date until either (i) the execution of the Asset Purchase Agreement or (ii) notification by SERVIER that it does not request an Asset Purchase Agreement, during which period (i) conditions of the termination of the A&R Agreement are postponed and (ii) Parties agree to continue to perform their obligations as defined under the A&R Agreement. Parties hereby expressly agree that the Final Clinical Study Report milestone (as defined under article 10.2 of the A&R Agreement) is due by SERVIER to CTI. CTI issued an invoice dated December 13th, 2018 and SERVIER as explicitly confirmed by written notice that the Final Clinical Study milestone as occurred and, accordingly, the associated milestone is due and payable to CTI. During such Transition Time-Period, a) To the extent not completed prior to the Termination Date, CTI shall timely file any further Regulatory Materials, MAA, MA and other Regulatory Approval applications (including update to the EMA as to PIX306 Trial and any renewal of the MA and any LEG obligations (legally binding measures)) necessary for obtaining approval of the Standard MA regarding the Licensed Product in the European Union and shall be responsible for maintaining the MA in the European Union. SERVIER shall prepare all files and answers to be submitted by CTI to the EMA, and shall collaborate with CTI during the review process. b) CTI shall continue the performance of specific activities listed in Appendix I (the

“Transition Activities”). SERVIER shall pay CTI, on February 22, 2019 €620.000 to cover CTI operating costs (including but not limited to on-going PV, QA and Regulatory activities) from November 1st 2018 until the earlier of (i) the execution of the Asset Purchase Agreement or notice from SERVIER that it does not intend to enter into the Asset Purchase Agreement and (ii) 31 May 2019. Such an amount has been defined by the Parties based on information provided as defined under Appendix II. Parties hereby acknowledge and agree that €65.000 have already been paid by SERVIER to CTI based on the invoices n°3040 dated November 12 2018, n°3042 dated December 8th, n°2018 and 3043 dated December 30th, 2018.If the Transition Time-Period, extends beyond 31 May 2019, then SERVIER and CTI shall discuss definition of Additional Transaction Activities and SERVIER shall reimburse CTI for its costs and expenses incurred for the performance of the Additional Transition Activities during such additional period within 30 days of CTI providing SERVIER a reasonably detailed invoice therefor, to be approved by SERVIER, knowing that the detailed invoice shall not (i) exceed 50.000€ per month and (ii) shall not exceed 200.000€ for the entire Additional Transaction Activities. For clarity, other than the Transition Activities specified on Appendix I and the additional Transition Activities to be further discussed by the Parties, notwithstanding anything herein to the contrary, CTI shall not be obligated to perform any other activities during the Transition Period and the additional Transition Period, as described in the paragraph above. c) Development Plan: no new development activities with respect to the Licensed Product shall be initiated by either Party during the Transition Time-Period. d) Financial Terms as defined under Article 10 of the A&R Agreement shall be modified and be dependent on the Option (as defined hereinafter). 3.2 Parties have identified 3 Options (hereinafter Option I, Option II(i) and Option II(ii)), based on EMA position relating to Licensed Product’s outcome as described below: Option I: Positive EMA position “Positive EMA position” shall mean granting of a Standard MA by the EMA as a Definitive EMA Position. In such a case CTI hereby agrees to transfer the Assets (as defined hereinafter) to SERVIER and SERVIER agrees to acquire such Assets, all on the terms and conditions herein. The Parties therefore have discussed the principal terms and conditions of the asset purchase agreement to be negotiated and drafted in good faith and entered into by the Parties (the “Asset Purchase Agreement”), as further defined hereinafter. Option II: Negative EMA position

“Negative EMA position” shall mean refusal to grant a Standard MA by the EMA as a Definitive EMA Position (whether such refusal results in a Conditional MA or the suspension or withdrawal of the MA). In such a case, SERVIER shall request by written notice to CTI no later than 10 Business Days of the Negative EMA position either (i) the Parties shall work together to request withdrawal of the License Product from all SERVIER’s Territory, as further described hereinafter or (ii) the Parties negotiate and enter into the Asset Purchase Agreement. For purposes of this Termination and Transfer Agreement, “Definitive EMA Position” shall mean that the EMA has provided a definitive position with respect the MAA for the Licensed Product, which position is endorsed by the European Commission and not appealable or appealed by the Parties. 3.3.1 Consequences of the Options, Term-sheet The following elements shall be inserted in a new agreement based on the Option: Option I CTI and SERVIER shall promptly negotiate and execute the Asset Purchase Agreement pursuant to which CTI shall transfer to SERVIER and SERVIER shall accept the transfer of the Assets as set forth below. The “Assets” shall mean those assets identified in Appendix III. For clarity, SERVIER remains the owner of the assets related to the Licensed Product that have already been assigned to SERVIER or registered by SERVIER. In this regard, Section 6.2.2. of the Trademark and Domain Name License and Assignment Agreement signed on the 8th of June of 2015 shall become void as well as Article III of Amendment n°1 to the Trademark and Domain Name License and Assignment Agreement signed on October 2nd, 2017. From and after the closing of the Asset Purchase Agreement, and as the MA holder, SERVIER shall endorse, acquire and be responsible for any and all further EMA specific commitments. Accordingly, SERVIER shall be provided, in a timely manner to allow SERVIER to comply with the EMA requirements, every element enabling the assessment of the research project / Access to clinical study data and remaining biological samples, in each case (i) in the possession and control of CTI and (ii) related to the Licensed Product. Financial conditions: Parties agree on the following financial terms to be paid by SERVIER to CTI:  Two million Euros (€2.000.000) at signature of the Asset Purchase Agreement.

 SERVIER will pay no royalties nor additional milestones to CTI in the future, and no further costs after the close of the Asset Purchase Agreement.  SERVIER shall, as between CTI and SERVIER, be responsible for all costs of assuming the MA including reimbursing CTI for all costs and expenses reason as incurred by CTI in transferring the MA to SERVIER.  Other terms, conditions, and provisions that are usual and customary for an Asset Purchase Agreement of this type, and may include without limitation intellectual property, confidentiality, representations, warranties, insurance, indemnification, applicable law, dispute resolution, publications and publicity, assignment, change in control, and termination, will be negotiated and agreed upon in the definitive Asset Purchase Agreement to be signed by the Parties at the latest 30 days after Positive EMA position. Option II(i) If SERVIER notifies that it elects clause (i) of Option II (i.e., withdrawal of the License Product from all SERVIER’s Territory), then the Parties shall work together to request from the applicable Regulatory Authorities a product withdrawal of the Licensed Product from all jurisdictions within the SERVIER Territory without MA transfer and cooperate in the Licensed Product withdrawal process as soon as practicable, to be mutually agreed upon. - Financial conditions:  Each Party shall be solely responsible for its own internal cost related to the withdrawal activities  Each Party shall be solely responsible for cost incurred for termination of its third party agreements  SERVIER shall be solely responsible for cost related to the destruction of all of its stocks of Licensed Products or components thereof and any other third party costs incurred for the withdrawal activities of its stocks of Licensed Products in the SERVIER Territory  Each Party remains the owner of the trademark registrations and domain names registered on its behalf. Each Party shall be solely responsible to decide of the maintenance (including but not limited to the renewal) of trademarks registrations and domain names. In this regard, the section 6.2.2. of the Trademark and Domain Name License and Assignment Agreement signed on the 8th of June of 2015 shall become void as well as Article III of Amendment n°1 to the Trademark and Domain Name License and Assignment Agreement signed on October 2nd, 2017.

Option II(ii) If SERVIER notifies that it elects clause (ii) of Option II (i.e., negotiation and execution of the Asset Purchase Agreement), then the Parties shall negotiate and enter into the Asset Purchase Agreement on the terms and conditions identical to those described in Option I above for the Asset Purchase Agreement, except the Asset Purchase Agreement to be signed by the Parties at the latest 30 days after notice from SERVIER of its election. ARTICLE 4 CONFIDENTIALITY AND PUBLICATION 4.1 Confidentiality Obligations of SERVIER 4.1.1. For the duration of this Termination and Transfer Agreement and a period of five (5) years, SERVIER: 4.1.1.1. shall hold in strict confidence any and all Confidential Information disclosed to it by or on behalf of CTI (together “CTI Confidential Information”), and shall not use, nor disclose or supply to any Third Party, nor permit any Third Party, to have access to the CTI Confidential Information, without first obtaining the written consent of CTI, except as expressly permitted in this Termination and Transfer Agreement; and 4.1.1.2. shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to CTI Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any Third Party. 4.1.2. SERVIER’s obligations of confidentiality and non-use under this Section 4.1 shall not apply, and SERVIER shall have no further obligations with respect to any of the CTI Confidential Information, to the extent that such CTI Confidential Information: 4.1.2.1. is or becomes part of the public domain after its disclosure without breach by SERVIER of this Termination and Transfer Agreement; 4.1.2.2. was rightfully in SERVIER’s possession before disclosure by CTI and was not acquired directly or indirectly from CTI; 4.1.2.3.is obtained from a Third Party with no obligation of confidentiality to CTI, who has a right to disclose it to SERVIER; 4.1.2.4.is developed independently by SERVIER or any of its Affiliates without reference to or use of the CTI Confidential Information, as evidenced by SERVIER’s written records; or

4.1.2.5.subject to Section 4.3.2, is required to be revealed in response to a court decision or administrative order, or to comply with Applicable Law or rules of a securities exchange (as established by an opinion of an outside legal counsel), in which case SERVIER shall inform CTI immediately by written notice and cooperate with CTI using its commercially reasonable efforts either to seek protective measures for such CTI Confidential Information, or to seek confidential treatment of such CTI Confidential Information, and in any case, SERVIER shall disclose only such portion of the CTI Confidential Information which is so required to be disclosed; provided, further, that, notwithstanding this Section 4.1.2.5, such information that is disclosed pursuant to such requirement shall continue to constitute CTI Confidential Information for purposes other than the required disclosure until an exception in Sections 4.1.2.1 through 4.1.2.4 above shall apply. 4.2. Confidentiality Obligations of CTI. 4.2.1. For the duration of this Termination and Transfer Agreement and a period of five (5) years, CTI: 4.2.1.1.shall hold in strict confidence any and all Confidential Information disclosed to it by or on behalf of SERVIER (“SERVIER Confidential Information”), and shall not use, nor disclose or supply to any Third Party nor permit any Third Party to have access to the SERVIER Confidential Information, without first obtaining the written consent of SERVIER, except as expressly permitted in this Termination and Transfer Agreement; and 4.2.1.2.shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to SERVIER Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any Third Party. 4.2.2. CTI’s obligations of confidentiality and non-use under this Section 4.2 shall not apply, and CTI shall have no further obligations with respect to any of the SERVIR Confidential Information to the extent that such SERVIER Confidential Information: 4.2.2.1.is or becomes part of the public domain after its disclosure without breach by CTI of this Termination and Transfer Agreement; 4.2.2.2.was rightfully in CTI’s possession before disclosure by SERVIER to CTI and was not acquired directly or indirectly from SERVIER; 4.2.2.3.is obtained from a Third Party with no obligation of confidentiality to SERVIER, who has a right to disclose it to CTI; 4.2.2.4.is developed independently by CTI or any of its Affiliates without reference to or use of the SERVIER Confidential Information, as evidenced by CTI’s written records; or

4.2.2.5.is required to be revealed in response to a court decision or administrative order, or to comply with Applicable Law or rules of a securities exchange (as established by an opinion of an outside legal counsel), in which case CTI shall inform SERVIER immediately by written notice and cooperate with SERVIER using its commercially reasonable efforts either to seek protective measures for such SERVIER Confidential Information, or to seek confidential treatment of such SERVIER Confidential Information to the extent practicable in light of CTI’s time constraints under Applicable Law or rules of a securities exchange as justified by such opinion of outside legal counsel, and in any case, CTI shall disclose only such portion of the SERVIER Confidential Information which is so required to be disclosed; provided, further, that, notwithstanding this Section 4.2.2.5, such information that is disclosed pursuant to such requirement shall continue to constitute SERVIER Confidential Information for purposes other than the required disclosure until an exception in Sections above 4.2.2.1 through 4.2.2.4 above shall apply. 4.3. Publicity; Required Disclosures. 4.3.1. Except with respect to the press release to be mutually agreed by the Parties announcing the entering into of this Termination and Transfer Agreement, or any other press release, public disclosure or any other disclosure to a Third Party with substance substantially similar to such mutually agreed press release which may be issued by either or both of the Parties upon execution of this Termination and Transfer Agreement, no disclosure shall be made by either Party concerning the execution of this Termination and Transfer Agreement or the terms and conditions hereof without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. 4.3.2. Without prejudice to Section 4.3.1, each Party may issue a press release or public announcement if required to be revealed in response to a court decision or administrative order, if required under Applicable Law or rules of a securities exchange or if relating to such Party’s Development, regulatory or commercial activities under this Termination and Transfer Agreement, provided that such Party shall use commercially reasonable efforts to provide the other Party with a copy of such press release or public announcement at least ten (10) Business Days (or a shorter period of time if required under, or in order to comply with, Applicable Law or stock exchange regulations) in advance of its intended publication or release thereof and shall consider in good faith the comments of the other Party, which comments shall be provided as promptly as reasonably practicable following receipt of the press release or public announcement from the Party desiring to make the disclosure. 4.3.3. Notwithstanding Section 4.3.1 and subject to the other provisions of this Article 4: 4.3.3.1.no Party shall make any publication or disclosure of Data generated by or on behalf of the other Party (other than any such Data as is generated pursuant to the Development Plan) without the prior written approval of the other Party;

4.3.3.2.neither Party shall use the name of the other Party in any publicity or advertising without the prior written consent of the other Party; and 4.3.3.3.either Party may disclose the existence of this Termination and Transfer Agreement and the terms and conditions hereof in connection with a due diligence process associated with any future financing by either Party or the negotiation or exploration of a possible strategic corporate transaction involving such Party, provided that such disclosure is limited to information that is relevant to the contemplated transaction and is made in the course of such diligence, negotiation or exploration, and pursuant to confidentiality obligations consistent with those set forth in this Termination and Transfer Agreement. 4.3.4. Each Party agrees that it shall cooperate fully and in a timely manner with the other Party with respect to all disclosures required by the Securities and Exchange Commission and any other Governmental Authority or Regulatory Authority or recognized stock exchange or quotation system, including requests for confidential treatment of Confidential Information of either Party included in any such disclosure. Each Party shall consult with the other Party on the provisions of this Termination and Transfer Agreement, together with exhibits or other attachments attached hereto, to be filed with the Securities and Exchange Commission and/or for either Party as otherwise required by Applicable Law and shall use commercially reasonable efforts to limit the disclosure to those provisions required to be disclosed by Applicable Laws. A draft of the filing shall be provided to the other Party at least ten (10) Business Days (or a shorter period of time if required under, or in order to comply with, Applicable Law or stock exchange regulations) in advance of its intended publication or release thereof, and the disclosing Party shall consider in good faith the comments of the other Party, which comments shall be provided as promptly as reasonably practicable following timely receipt of the proposal from the disclosing Party. 4.3.5. Once a disclosure is publicly disclosed in accordance with the terms of this Termination and Transfer Agreement, the substance of such disclosure (or any portion thereof) may be repeated in a subsequent public disclosure by either Party without regard to the notification or other requirements of this Article 4. 4.4. Scientific Papers, Abstracts and Posters. 4.4.1. Scientific Papers. Each Party or its designee shall provide to the other, prior to submission for publication, a draft of any articles and papers containing Confidential Information or concerning the Licensed Compound or Licensed Product which have been prepared by or on behalf of such Party (each a “Scientific Paper”) to be published in indexed medical and scientific journals and similar publications (“Medical Journals”). Commencing with the receipt of such draft Scientific Paper, the Receiving Party shall have fifteen (15) Business Days to notify the sending Party of its observations and suggestions with respect thereto (it being understood that, during such fifteen (15) Business Day period, no submission for publication thereof shall take place), and the Parties shall discuss these observations and suggestions. The Party proposing to publish such Scientific Paper shall, in good faith, consider the comments made by the other Party, particularly if disclosure may be prejudicial to the other Party’s opportunity to obtain any Patent. Neither Party will publish or present any Confidential Information of the other Party without such other Party’s prior written consent. The sending Party shall provide to the Receiving Party copies of any final Scientific Paper accepted by a Medical Journal, within ten (10) Business Days after the approval thereof (upon availability and distribution of such information assuming that providing such information is acceptable taking into consideration the publishers’ need to comply with any healthcare compliance guidelines). To enable free exchange of copyrighted material between the Parties, each Party agrees that it has or shall (i) obtain and maintain, at its own expense, an Annual Copyright License or equivalent license from the Copyright Clearance Center and (ii) list the other Party as a collaborator in an agreement with the Copyright Clearance Center if required by such agreement. 4.4.2. Abstracts and Posters. If a Party intends to present findings with respect to any Licensed Compound or Licensed Product at symposia or other meetings of healthcare professionals, or international and/or US or European congresses, conferences or meetings organized by a professional society or organization (any such occasion, a “Scientific Meeting”), to the extent permitted by Applicable Laws, such Party or its designee shall provide to the other, prior to submission or presentation, as the case may be, copies of (i) all abstracts that will be submitted for publication in connection with (a) any international Scientific Meeting, in any Scientific Meeting in the European Union or in the United States (b) with respect to CTI, any Scientific Meeting in the SERVIER Territory and any major Scientific Meetings in the CTI Territory and (c) with respect to SERVIER, any Scientific Meeting in the CTI Territory and any Scientific Meeting in the SERVIER key markets, as reasonably determined by SERVIER and (ii) all posters that will be presented at such Scientific Meeting, in each case, concerning the Licensed Compound or Licensed Product which have been prepared by or on behalf of one of the Parties, for submission or presentation. Commencing with the receipt of any such abstract or poster, the Receiving Party shall have five (5) Business Days in the case of an abstract, or ten (10) Business Days in the case of a poster, to inform the sending Party of its observations and suggestions with respect thereto (it being understood that, during such review period, as applicable, no submission or presentation thereof shall take place), and the Parties shall discuss these observations and suggestions. The Party proposing to publish such an abstract or make such a presentation shall, in good faith, consider the comments made by the other Party, particularly if disclosure may be prejudicial to the other Party’s opportunity to obtain any patent rights. A Party will not publish or present any Confidential Information of the other Party without such other Party’s prior written consent. The sending Party shall provide to the Receiving Party copies of (i) all final abstracts as soon as reasonably practicable after the approval of the Scientific Meeting, and (ii) all final posters accepted for publication or to be presented five (5) Business Days prior to the planned publication or presentation thereof (upon availability and distribution of such information assuming that providing such information is acceptable taking into consideration the publishers’ need to comply with any healthcare compliance guidelines). The Parties shall use good faith and Commercially Reasonable Efforts to provide the other Party with draft slide presentations in accordance with the foregoing time periods. 4.5. Registries. Each Party shall be free to disclose any clinical trial Data generated by such Party concerning the Licensed Product as required by Applicable Law in clinical trial registries; provided, however, that the Party proposing to make such disclosure shall have provided the other Party at least ten (10) Business Days prior to such disclosure (to the extent practicable), a detailed description of the proposed disclosure and shall have, in good faith, considered the comments made by the other Party. 4.6. Timeline Extension or Deferral of Disclosures. 4.6.1. Each Party agrees that it will not unreasonably withhold, condition or delay its consent to requests for extensions of the above timelines in this Article 4 in the event that material late-breaking Data becomes available. 4.6.2. If either Party believes that any proposed press release or other public statement, or any publication, presentation or other disclosure would be prejudicial to its opportunity to obtain any Patent, then the affected Party shall notify the publishing Party within the timeframe provided for in this Article 4 as applicable, or if not applicable, as soon as practicable after receipt of the proposed press release or other public statement, publication, presentation or other disclosure, and the publishing Party shall refrain from making such press release, other public statement, publication, presentation or other disclosure for an additional forty-five (45) Business Days from the last day of the period otherwise provided for herein to enable the preparation and filing of any necessary patent applications. 4.7. Failure to Object to Disclosure. If the Party proposing any press release or other public statement, or any publication, presentation or other disclosure referred to in this Article 4 (excluding for the avoidance of doubt any promotional materials) receives no objection from the other Party within the timeframes set forth in the corresponding Section, then, the Party proposing such press release, other public statement, publication, presentation, or other disclosure shall be free to proceed with the same without further reference to or agreement from the other Party; provided, however, that any such publication, presentation or other disclosure shall acknowledge the other Party’s contribution to any Data included therein if requested by such other Party. 4.8. Authorized Disclosure. 4.8.1. Except as expressly provided otherwise in this Termination and Transfer Agreement, each Party may use and disclose Confidential Information of the other Party as follows: (i) under appropriate written confidentiality provisions substantially equivalent to those in this Termination and Transfer Agreement, in connection with the performance of its obligations (e.g., in sublicense agreements), or as reasonably necessary in the exercise of its rights, under this Termination and Transfer Agreement, or in furtherance of the Development, Manufacture, use, Medical Affairs Activities or Commercialization of the Licensed Product, or in complying with the terms of the University of Vermont Agreement or the Novartis Agreements subject to the prior approval by SERVIER of a redacted version of this Termination and Transfer Agreement if required to be provided; (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications in accordance with this Termination and Transfer Agreement, prosecuting or defending litigation, complying with applicable governmental regulations or the rules of any national securities exchange, obtaining Regulatory Approvals for Licensed Product, fulfilling post-approval regulatory obligations, or as otherwise required by Applicable Law; provided, however, that if a Party intends to rely on clause (i) or (ii) to make any such disclosure of the other Party’s Confidential Information, it will, except to the extent inappropriate in the case of patent applications or as required by Applicable Law, use commercially reasonable efforts to secure confidential treatment of such Confidential Information so disclosed; (iii) in communication with advisors, including lawyers and accountants, on a need-to-know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Termination and Transfer Agreement; (iv) to actual or potential Sublicensees; or (vi) to the extent mutually agreed to in writing by the Parties. 4.8.2. Notwithstanding the foregoing, the Parties recognize that independent investigators, academic centers and cooperative groups have been engaged, and will be engaged in the future, to conduct clinical and non-clinical studies of the Licensed Compound and of the Licensed Product. The Parties recognize that such investigators, academic centers and cooperative groups operate in an academic environment and may publish and release information regarding such studies in a manner consistent with academic standards; provided that each Party will use reasonable efforts to prevent publications prior to the filing of relevant patent applications and to seek confidential treatment for any Confidential Information of either Party that is disclosed to such academic centers, cooperative groups or investigators. ARTICLE 5 DISPUTE RESOLUTION a) Arbitration. In the event an Arbitrable Matter arises (each, a “Dispute”), and the Parties cannot resolve such Dispute within thirty (30) days of the matter being referred to them, then either Party may submit such Dispute to arbitration for final resolution by arbitration request (the “Arbitration Request”) under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by three arbitrators appointed in accordance with said Rules (each such arbitration, an “Arbitration”). Any Arbitration may be initiated by either Party in accordance with the Rules. Each Arbitration will be conducted in English, and all foreign language documents shall be submitted in the original language and, if so requested by any arbitrator or Party, shall also be accompanied by a translation into English. The place of arbitration shall be Geneva, Switzerland, which location cannot be changed, and the location for all hearings and meetings in any Arbitration shall be selected by a majority vote of the arbitrators. The arbitrators in any Arbitration shall enforce and not modify the terms of this Termination and Transfer Agreement. The governing law set forth in Section 7(i) shall only be applied to the merits of the Dispute, and the Parties agree that none of the procedural rules of such governing law (or any similar procedural laws, including discovery and cross-examination) will apply in any Arbitration; provided, however, that all privileges restricting disclosure established under the governing law set forth in Section 7(i) shall apply and may be invoked by both Parties. The award of the arbitrators shall be final and binding on each Party and its respective successors and assigns, and judgment may be entered thereupon and enforced in any court of competent jurisdiction pursuant to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards or other Applicable Law. All costs and expenses of any Arbitration, including reasonable attorneys’ fees and expenses and the administrative and arbitrator fees and expenses, shall be borne by the Parties as determined by the arbitrators. Nothing in this Section 5(a) shall be construed as limiting the right of a Party to seek, in a court of competent jurisdiction, an injunction or other equitable relief in aid of Arbitration (including to maintain the status quo or preserve the subject matter of the Arbitration) with respect to any actual or threatened breach of this Termination and Transfer Agreement or otherwise to prevent or avoid irreparable harm. b) Confidential. Except to the limited extent necessary to comply with Applicable Law, legal process, or a court order or to enforce a final settlement agreement or secure enforcement or vacatur of the arbitrators’ award, the Parties agree that the existence, terms and content of any Arbitration, all information and documents disclosed in any Arbitration or evidencing any arbitration results, award, judgment or settlement, or the performance thereof, and any allegations, statements and admissions made or positions taken by either Party in any Arbitration shall be treated and maintained in confidence and are not intended to be used or disclosed for any other purpose or in any other forum. c) Communications with Internal Counsel. In the course of the negotiation and implementation of this Termination and Transfer Agreement and the resolution of any disputes, investigations, administrative or other proceedings relating thereto, each Party will call upon the members of its internal legal department to provide advice to such Party and its directors, employees and agents on legal matters. Notwithstanding any rights to the contrary under applicable procedural or substantive rules of law, each Party agrees not to request, produce or otherwise use any such communications between members of its legal department and directors, employees or agents in connection with any such disputes, investigations, administrative or other proceedings, to the extent such communications, if they had been exchanged between such Party and external attorneys, would have been covered by legal privilege and not disclosable.

ARTICLE 6 SURVIVAL Articles 1 (Definitions), 5 (Dispute resolution), 7(i) (Governing Law/ Jurisdiction), which by their terms or nature are intended or expressly stated to survive the expiration or termination of this Termination and Transfer Agreement shall survive the expiration or termination of this Termination and Transfer Agreement and shall bind the Parties, their successors and permitted assigns. ARTICLE 7 MISCELLANEOUS (a) Entire agreement This Termination and Transfer Agreement and the Appendices attached hereto, constitute the entire understanding between the Parties relating to the subject matter hereof and thereof as of the Effective Date, and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter, including the Original Agreement and the A&R Agreement which is hereby terminated as of the Termination Date. In the event of any conflict between a substantive provision of this Termination and Transfer Agreement and any Appendix hereto, the substantive provisions of this Termination and Transfer Agreement shall prevail. (b) Amendments. No amendment or modification to this Termination and Transfer Agreement shall be valid or binding upon the Parties unless designated as such, made in writing and signed by the representatives of such Parties. (c) Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Termination and Transfer Agreement, or for other nonperformance hereunder, if such delay or nonperformance is caused by strike, stoppage of labor, lockout or other labor trouble, fire, flood, accident, war, act of terrorism, act of God or of the government of any country or of any local government, which is unavoidable and beyond the control of the Party relying on such event to excuse its performance hereunder. In such event, the Party affected shall use commercially reasonable efforts to resume performance of its obligations. (d) Notices. Any notices, consents, waivers, requests, reports, approvals, designations, responses, or other communications provided for in this Termination and Transfer Agreement to be made by either of the Parties to the others shall be in writing to the other at its/their address set forth below. Any such notice or communication may be given by mail, hand, overnight courier, email or facsimile. Either Party may, by like notice, specify an address to which notices and communications shall thereafter be sent. Any such notice, instruction or communication shall be deemed to have been delivered when (i) received if delivered by hand or overnight courier (with written confirmation of receipt), (ii) received if delivered by an internationally recognized overnight delivery service (receipt requested), and (iii) sent by fax or by email (with written confirmation of receipt), provided that a copy is immediately sent by an internationally recognized overnight delivery service (receipt requested); in each case, if such transmission is on a Business Day, otherwise, on the next Business Day following such transmission, and if sent to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by notice).

<table>
<tr><td>In the case of SERVIER:</td><td>With required copies
(which shall not
constitute notice) to:</td></tr>
<tr><td>LES LABORATOIRES SERVIER

50 Rue Carnot
92284 Suresnes Cedex
France</td><td>LES LABORATOIRES
SERVIER
50 Rue Carnot
92284 Suresnes Cedex
France</td></tr>
<tr><td>Attention: Alliance Management
Director & US Licenses</td><td>Attention: Director Contract
Department</td></tr>
<tr><td>Facsimile: +33 1 55 72 54 66</td><td>Facsimile: +33 1 57 72 39 00</td></tr>
<tr><td>email:
mail.alliance.management@servier.com</td><td>email:
matthieu.guerineau@servier.com</td></tr>
<tr><td>In the case of CTI:
CTI BioPharma Corp.
3101 Western Ave., Suite 800
Seattle, WA 98121
Telephone: (206) 272-4652
Facsimile: (206) 272-4302
Email: jvolpone@ctibiopharma.com
Attention: John Volpone, Vice President, Strategic Operations</td><td>With required copies (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA
Telephone: (650) 493-9300
Facsimile: (650) 493-6811
Email: iedvalson@wsgr.com
Attention: Ian Edvalson

and

CTI Legal Affairs</td></tr>
</table>

Attention: Vice President, Legal Affairs (e) Further Assurances Each Party shall (and shall cause its Affiliates and Sublicensees to) execute, acknowledge and deliver, without additional consideration, such further assurances, instruments and documents, and shall take such further actions, as the other Party shall reasonably request in order to fulfill the intent of this Termination and Transfer Agreement and the transactions contemplated hereby. (f) Severability. If any one or more of the provisions of this Termination and Transfer Agreement shall be held to be invalid, illegal or unenforceable as a matter of law, then this Termination and Transfer Agreement shall be construed as if such provision were not contained herein and the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and shall continue in full force and effect. In the event any provisions shall be held invalid, illegal or unenforceable, the Parties shall use commercially reasonable efforts to substitute a valid, legal and enforceable provision, which conforms as nearly as possible to the original intent of the Parties. (g) No Waiver. None of the provisions of this Termination and Transfer Agreement can be waived except in a writing signed by the Party granting the waiver. No failure by a Party to exercise any right under this Termination and Transfer Agreement or to insist upon compliance with any term or condition of this Termination and Transfer Agreement shall operate as a waiver of such right, or excuse a similar subsequent failure to perform any such term or condition by the other Party, nor shall any single or partial exercise of any right preclude any other or further exercise of that right or the exercise of any other rights. The waiver by any Party of any breach of this Termination and Transfer Agreement shall not be deemed a waiver of any prior or subsequent breach. All remedies of either Party shall be cumulative, and the pursuit of one remedy shall not be deemed a waiver of any other remedy. (h) Independent Contractors. The relationship of the Parties under this Termination and Transfer Agreement shall be solely that of independent contractors and nothing herein shall be construed to create or imply any relationship of employment, agency, joint venture, partnership or any relationship other than that of independent contractors. Moreover, each Party agrees not to construe this Termination and Transfer Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party shall act solely as an independent contractor, and nothing in this Termination and Transfer Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other. SERVIER and CTI acknowledge and agree that each of them is engaged in a separate and independent business and neither shall state, represent or imply any interest in or control over the business of the other. (i) Governing Law. This Termination and Transfer Agreement shall be governed by and construed and enforced in accordance with the laws of England and Wales, to the exclusion of its conflict of law provisions. (j) Construction of this Termination and Transfer Agreement. Except where the context otherwise requires, wherever used, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense. When used in this Termination and Transfer Agreement, “including” means “including without limitation”. Capitalized terms used but not explicitly defined in this Termination and Transfer Agreement shall have the same meaning ascribed to such terms in the Agreement. References to either Party include the successors and permitted assigns of that Party. The headings of this Termination and Transfer Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Termination and Transfer Agreement or the intent of any provision contained in this Termination and Transfer Agreement. (k) Counterparts. This Termination and Transfer Agreement may be executed in two (2) or more counterparts, each of which shall be an original and all of which shall constitute together the same document. Counterparts may be signed and delivered by facsimile, or electronically in PDF format, each of which shall be binding when sent. * * * *

List of Appendices: Appendix I: Transition activities Appendix II: Evaluation of Cost of the Transitional activities Appendix III Assets Appendix IV: Patents Appendix V : Trademarks Appendix VI : Domain names * * * * (signature page follows)

IN WITNESS WHEREOF, the Parties have executed this Termination and Transfer Agreement in duplicate originals by their proper officers. LES LABORATOIRES SERVIER CTI BIOPHARMA CORP. By: /s/ Christian Bazantay By: /s/ Adam R. Craig Name: Mr. Christian BAZANTAY Name: Adam R. Craig Title: Proxy Title: CEO, President Date: February 25, 2019 Date: February 20, 2019 CTI LIFE SCIENCES LIMITED By: /s/ Eric Falcand By: /s/ Bruce Seeley Name: Mr. Eric FALCAND Name: Bruce Seeley Title: Proxy Title: Director Date: February 25, 2019 Date: February 20, 2019 INSTITUT DE RECHERCHES INTERNATIONALES SERVIER By: /s/ Claude Bertrand Name: Dr. Claude BERTRAND Title: Chief Scientific Officer Research and Development Date: February 25, 2019

APPENDIX I: Transition Activities - Pharmacovigilance on the Licensed Product for SERVIER Territory - CTI will handle the submission for SERVIER, and under the guidance and support of SERVIER. Diligent efforts by CTI to support: the submission process and any documentation required for the MA file submission, and Q&A process with EMA - CTI will continue to manage/ pay for all the remaining activities of PIX306 Trial, which is closing down and manage the CRO in place.

APPENDIX II: Evaluation of the costs of the Transitional activities 22

APPENDIX III: Assets “Asset” shall mean all of CTI’s or its Affiliates’ right, title and interest in or to the following: (a) inventory, subject to SERVIER’s limitation (to be specified in the Asset Purchase Agreement, if any), to the extent related to, used in or held for use in the development commercialization and manufacturing of the Licensed Product (collectively, the “Purchased Inventory”); (b) each agreement to which CTI or its Affiliate is party and related to, used in or held for use in the development, commercialization and manufacturing of the Licensed Product (collectively, the “Assigned Contracts”) and the counterparty such agreement is: 1. University of Vermont dated March 8th, 1995 2. Novartis dated January 3, 2014, in part, limited to the part of the agreement Pixuvri related 3. Baxter [assignment requires Baxter’s consent to be obtained by CTI before closing] 4. Nerpharma [assignment requires Nerpharma’s consent to be obtained by CTI before closing] Including any supply, manufacturing contract that is material and specific to Licensed Product and the MA Holder License for the Licensed Product in Israel. Parties agree that assignment of the Novartis and University of Vermont agreements include the novation of all related royalty obligations by SERVIER. Such obligations shall not, in aggregate, be over 4.5% of the Net Sales for aggregate annual sales less or equal to USD200M. As to the University of Vermont’s agreement CTI declares that 1st commercialization of the licensed product per country are as follows:  1Q 2013: Germany, Austria, Sweden and United Kingdom;  2Q 2013: Denmark;  3Q 2013: Finland;  1Q2014: Israel; and  2Q 2014: Turkey. 23

(c) all Intellectual Property owned by CTI and related to, used in, or held for use development, commercialization or manufacturing of the Licensed Product, (collectively, the “Assigned Intellectual Property”) and including  Patents (as defined under Appendix IV)  Domain names (Appendix V)  Trademarks (Appendix VI)  manufacturing-related information including know how (d) all files, correspondence, and documentation related to the filing, prosecution, or maintenance of the Assigned Intellectual Property, and any other notices, communications or other correspondence between CTI and any Governmental Authority, relating to the Licensed Product; (e) all transferable Regulatory Materials (other than Product Registrations) that are related to, used in or held for use for the development, commercialization or manufacturing of the Licensed Product; (f) all transferable Regulatory Approvals that are (i) related to, used in or held for use in the development, commercialization or manufacturing of the Licensed Product (collectively, the “Transferred Product Registrations”); (g) copies of (i) all Data and files (including material correspondence or notes to file associated with such Data and files) related to any Transferred Product Registrations, (ii) completed clinical and nonclinical reports and statistical database (together with clinical data sets associated with such reports) with respect to the Licensed Product, (iii) copies of the approved label components with respect to a Licensed Product and related correspondence with Governmental Authorities, (iv) all labeling decision documents with respect to the Licensed Product and related correspondence with Governmental Authorities, (v) the safety database for the Licensed Product, (vi) all reports and clinical data pertaining to any adverse experience and other data, information and materials relating to adverse experiences with respect to the Licensed Product including but not limited to  Full Data from PIX 301, Pix 306, AZA-I-01, AZA-I-02, AZA-I- 03, AZA-I-04, AZA-I-05, AZA-I-06, AZA-I-07, PIX 109, AZA-II-01, AZA-II- 02, PIX 203, AZA-III-02, PIX real observational study, and PVG studies  Licensed Product Files (CMA, NDA, Study Master File) (h) all promotional material that is related to, used in or held for use for the Licensed Product; (i) existing packaged drug product (j) remaining drug substance shall be provided to SERVIER, for use by SERVIER in the further production of clinical trial material/ commercial units.

(k) all other assets, properties and rights of a type not expressly covered in this Appendix III that are related to, used in or held for the development, commercialization or manufacturing of the Licensed Product. For clarity, Assets excludes all subject matter, including Intellectual Property that comprises or relates to any compound, product or technology other than the Licensed Compound or Licensed Product.

APPENDIX IV: Patents 26

APPENDIX V: Trademarks

List of trademarks to be assigned to SERVIER in case of Option I or Option II (ii):

TRADEMARK	OWNER	INTERNATIONAL CLASS - GOODS AND SERVICES	COUNTRY / STATUS / KEY DATES	APPLICATION N° / REGISTRATION N°
PIXUVRI	CTI Biopharma Corp.	Class 05 Pharmaceutical preparations for the treatment of immunological and inflammatory diseases and for use in chemotherapy, pharmaceutical preparations used to treat cancer.	Norway Registered Filed : 29 october 2009 Registered : 5 march 2010	Registration number : 254686 Application number : 200911139
Pixuvri (PIXANTRONE)	CTI Biopharma Corp.	Class 05 Pharmaceutical compositions for the treatment of immunological and inflammatory diseases, for use in chemotherapy treatment, pharmaceutical compositions used for cancer treatment, all the aforesaid goods containing Pixantrone.	Norway Registered Filed : 22 january 2013 Registered : 24 june 2013	Registration number : 271275 Application number : 201301132
PIXUVRI	CTI Biopharma Corp.	Class 05 Pharmaceutical preparations and products; pharmaceutical preparations for the treatment of immunological and inflammatory	European Union Registered Filed 28 october 2009 Registered : 18 june 2010	Registration number : 008646275 Applicaiton number : 008646275

27

diseases and for use in chemotherapy treatment; pharmaceutical preparations used for the treatment of cancer. Class 42 Scientific and medical research; research, development and scientific, medical and pharmaceutical testing; providing information and consulting services in the field of research, development and scientific, medical and pharmaceutical testing. Class 44 Medical services; medical, health and pharmaceutical consultation services. CTI Biopharma Class 05 European Registration Corp. Pharmaceutical Union number : preparations for the Registered 011236833 treatment of Filed : 3 immunological and octobre Application inflammatory 2012 number : diseases and for use Registered : 011236833 in chemotherapy 8 mai 2013 treatment; pharmaceutical preparations used for the treatment of cancer. Class 42 Scientific and medical research; research, development and scientific testing; providing information and consulting services in the field of research, development and scientific testing. Class 44 Medical services; medical, health and pharmaceutical consultation services; medical and pharmaceutical testing; providing information and consulting services in the field of medical and pharmaceutical testing. CTI Biopharma Class 05 U.S. Serial Number : Corp. pharmaceutical Allowed - 87323749 preparations for the Intent to treatment of Use 2nd immunological, Extension inflammatory of Time diseases and Granted 5 oncological june 2018 disorders Filed : 3 february 2017 PIXUVRI CTI Biopharma U.S. Serial Number : Corp. Class 05 Allowed - 87323759 pharmaceutical Intent to preparations for the Use 2nd treatment of Extension immunological, of Time inflammatory Granted 5 diseases and june 2018 oncological Filed : 3 disorders february 2017

CTI Biopharma Class 05 U.S. Serial Number : Corp. pharmaceutical Allowed - 87261930 preparations for the Intent to treatment of Use 2nd immunological and Extension inflammatory of Time diseases and for use Granted 5 in chemotherapy june 2018 treatment Filed : 8 december 2016 PIXUVRI CTI Biopharma Israël Application Corp. Class 05 Registered number : 224410 Pharmaceutical Filed : 28 preparations for the october treatment of 2009 immunological and Registered : inflammatory 10 january diseases and for use 2011 in chemotherapy treatment; pharmaceutical preparations used for the treatment of cancer; all included in class 5. CTI Biopharma Class 05 Israël Application Corp. Pharmaceutical Registered number : 252804 preparations for the Filed : 23 treatment of january immunological and 2013 inflammatory Registered : diseases and for use 6 october in chemotherapy 2014 treatment; pharmaceutical preparations used for the treatment of cancer; all included in class 5 PIXUVRI Colombia Registration Class 05 Registered - number : 403937 pharmaceutical Change of preparations for the ownership Application treatment of filed number : immunological and Filed : 28 09121635

		inflammatory diseases and for use in the treatment of chemotherapy; pharmaceutical preparations used for the treatment of cancer.	october 2009 Registered : 13 july 2010	
PIXUVRI	CELL THERAPEUTICS, INC.	Class 05 Pharmaceutical products, pharmaceutical products used for the treatment of cancer.	Paraguay Registered - Change of ownership filed Filed : 29 october 2009 Registered : 24 september 2010	Registration number : 337976 Application number : 939563
PIXUVRI	CELL THERAPEUTICS, INC. CTI BIOPHARMA CORP.	Class 05 Pharmaceutical preparations for the treatment of immunological and inflammatory diseases and for use in the treatment of chemotherapy; Pharmaceutical preparations used for the treatment of cancer.	Peru Registered - Change of ownership filed Filed : 29 october 2009 Registered : 27 april 2010	Registration number : P00163579 Application number : 2009-403793
PIXUVRI	CELL THERAPEUTICS, INC.	Class 05 pharmaceutical preparations for the treatment of immunological and inflammatory diseases and for use in chemotherapy treatments, pharmaceutical preparations used for the treatment of cancer.	Venezuela Registered - Change of ownership filed Filed : 30 october 2009 Registered : 26 january 2011	Registration number : P307185 Application number : 2009-018153

PIXUVRI Class 05 Bolivia Registration CTI pharmaceutical Registered - number : 128296 BIOPHARMA preparations; Change of CORP. Pharmaceutical ownership Application preparations used for filed number : the treatment of Filed : 28 4372/2009 cancer, in class 5 of october the international 2009 classification. Registered : 16 june 2011

Appendix VI: Domain names Domain names to transfer to SERVIER in case Information required for transfer purpose in of Option 1 case of Option I - Authorisation code of each domain name pixantrone.co.uk and zone files, if existing; - Check by CTI they have access to the registrant email address listed on each pixantrone.info domain name, in order to approve transfer request once sent by Servier Contact within pixantrone.net - CTI in charge of domain names transfers is Tom Blackwell pixantrone.org tblackwell@ctibiopharma.com (206) 272-4625 - Contact within Servier for domain name is pixantrone.us Elodie Billaudeau (elodie.billaudeau@servier.com and pixuvri.com mail.domaines@servier.com)